UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GRANITE FALLS ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

NOTICE OF 2015 ANNUAL MEETING OF MEMBERS

To Be Held On: Thursday, March 26, 2015

To our members:

The 2015 Annual Meeting of members (the “2015 annual meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 26, 2015, at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2015 annual meeting will commence at 9:00 a.m. The purposes of the meeting are to:

•	Elect three governors to serve on the Company's board of governors. The three elected governors will serve until the 2018 annual meeting of members and until their successors are elected; and

•	member

•	Transact such other business as may properly come before the 2015 annual meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card or how to vote in person at the meeting, please call the Company at (320) 564-3100.

Only members listed on the Company's records at the close of business on February 27, 2015 are entitled to notice of the 2015 annual meeting and to vote at the 2015 annual meeting and any adjournments thereof. For your proxy card to be counted in advance of the meeting, it must be received by the inspector of elections, Christianson & Associates, PLLP, 302 SW 5th Street, Willmar, MN 56201, no later than 5:00 p.m. on Tuesday, March 24, 2015.

All members are cordially invited to attend the 2015 annual meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to Christianson & Associates, PLLP Attention: Christina Boike, at (320) 235-5962 or mail it to Christianson & Associates, PLLP, Attention: Christina Boike, at 302 SW 5th Street, Willmar, MN 56201, using the enclosed envelope.

By order of the board of governors,

/s/ Paul Enstad

PAUL ENSTAD
Chairman

Granite Falls, Minnesota
February 27, 2015

Granite Falls Energy, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

Proxy Statement
2015 Annual Meeting of Members
Thursday, March 26, 2015

The enclosed proxy is solicited by the board of governors of Granite Falls Energy, LLC (the "Company", "we", "us", "our") for use at the 2015 annual meeting of members of the Company to be held on Thursday, March 26, 2015 (the "2015 annual meeting"), and at any adjournment thereof. The 2015 annual meeting will be held at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2015 annual meeting will commence at approximately 9:00 a.m.

This solicitation is being made by mail, however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about March 4, 2015.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers about the 2015 annual meeting: this section provides answers to frequently asked questions regarding the purpose of the annual meeting and meeting procedures.

•	Proxy Proposals: this section provides information and detailed explanation of the proposals to be voted on at the 2015 annual meeting.

•	Required Information: this section provides information that is required by law to be included in the Company's proxy statement, which has not been included in Sections I and II.

SECTION I - QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:
The board of governors is soliciting your proxy to vote at the 2015 annual meeting because you were a member of the Company as of the close of business on the record date, and are entitled to vote at the meeting.

Q:	Who can attend the 2015 annual meeting?

A:	All members as of the close of business on the record date may attend the 2015 annual meeting.

Q:	What is the record date for the 2015 annual meeting?

A:	February 27, 2015.

Q:	How many membership units are outstanding on the record date?

A:	On February 27, 2015, there were 30,606 membership units outstanding and entitled to vote at the Meeting.

Q:	What am I voting on?

A:	You are voting on one proposal:

Proposal 1: The election of three governors. The following persons have been nominated by the nominating committee to fill the three open seats on the board of governors: Paul Enstad, Marten Goulet, and Rodney Wilkison. Detailed information on each nominee is provided below at "SECTION II - PROPOSALS TO BE VOTED ON, PROPOSAL 1 - ELECTION OF GOVERNORS". The board of governors believes all three of the nominees are well qualified to serve as a governor of the Company and is recommending all three nominees for election as governors.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:	What are the voting requirements for the proposal?

A:
Proposal 1: In the election of governors, the three nominees receiving a plurality vote of the membership units will be elected. The three nominees receiving the greatest number of votes will be elected as governors regardless of whether an individual nominee receives a majority of the votes cast.

Q:	What is the effect of an abstention?

A:
Abstentions will be counted when determining whether a quorum is present. Abstentions for Proposal 1's governor elections will not be counted either for or against any nominee because governors are elected by plurality vote, meaning that the person receiving the most votes will be elected.

Q:	What constitutes a quorum?

A:
As of the record date, we had 30,606 membership units issued and outstanding. The presence of members holding 40% of the total outstanding membership units constitutes a quorum. Accordingly, we need 12,242 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2015 annual meeting either in person or by proxy. You may vote using either of the following methods:

•
Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2015 annual meeting. The membership units represented by each properly executed proxy card will be voted at the 2015 annual meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to Christianson & Associates, PLLP, Attention: Christina Boike, at (320) 235-5962. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR all nominees with respect to Proposal 1.

•	In person at the 2015 annual meeting. All members may vote in person at the 2015 annual meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

•	Voting in person at the 2015 annual meeting; or

•	Giving written notice of revocation that is received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 24, 2015.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	Proposal 1: If you do not mark any choices on the proxy card, then the proxy will vote your units FOR all nominees with respect to Proposal 1.

You may wish to vote for only one or two of the governor nominees. In this case, your vote will only be counted for the governor candidates you have selected.

If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN for a candidate, your votes will not be counted with respect to the governor candidate for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2015 annual meeting.

If any other matters are properly presented to the 2015 annual meeting for action, including voting to adjourn or postpone the annual meeting to solicit additional proxies with respect to any proposal or for any other reason, the proxy will vote the proxy cards (which confer discretionary authority to vote on such matters) in accordance with his best judgment.

Q:	Do I have dissenters' rights to any matter acted upon during the 2015 annual meeting?

A:
No. The election of governors is not a circumstance in which the Minnesota Limited Liability Company Act or the Company's operating and member control agreement provides members with dissenters' rights.

Pursuant to the Minnesota Limited Liability Company Act, Chapter 322B, dissenters' rights are available to members under the following circumstances: (1) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (2) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (3) a plan of merger; (4) a plan of exchange; (5) a plan of conversion; or (6) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. In addition, the Company's operating and member control agreement does not provide for any dissenters' rights for our members.

Q:	Who will count the vote?

A:	The Company has hired the accounting firm of Christianson & Associates, PLLP to count the ballots.

Q:	How do I nominate a candidate for election as a governor or make a proposal for next year's annual meeting?

A:	This question is answered in the section of this proxy statement entitled "SECTION III - REQUIRED INFORMATION; MEMBER PROPOSALS FOR 2016 ANNUAL MEETING."

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those described in this proxy statement and our other Securities and Exchange Commission filings.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

SECTION II - PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
ELECTION OF THREE GOVERNORS

Our current board of governors consists of nine elected governors. The nine governor positions are divided into three classes. Three governors are to be elected by the members at the 2015 annual meeting and the terms of the six remaining elected governors expire in either 2016 or 2017, respectively.

The Company's current governors and their respective terms are as follows:

2017	Kenton Johnson	Class I Governor
2017	Bruce LaVigne	Class I Governor
2017	Michael Lund	Class I Governor
2015	Paul Enstad	Class II Governor
2015	Marten Goulet	Class II Governor
2015	Rodney Wilkison	Class II Governor
2016	Leslie Bergquist	Class III Governor
2016	Myron Peterson	Class III Governor
2016	Dean Buesing	Class III Governor

At the 2012 annual meeting, Paul Enstad and Rod Wilkison were re-elected and Marten Goulet was elected to serve three-year terms until the 2015 annual meeting. At the 2013 annual meeting, Dean Buesing and Myron Peterson were re-elected and Leslie Bergquist was elected to serve three-year terms until the 2016 annual meeting. At the 2014 annual meeting, Kenton Johnson, Bruce LaVigne and Michael Lund were elected to serve a three-year term until the 2017 annual meeting.

The nominating committee of the board of governors has nominated Paul Enstad, Marten Goulet, and Rodney Wilkison as nominees for the 2015 annual board of governors' election. Each of these nominees are incumbent governors. All nominees have indicated their willingness to serve as governors if elected.

We know of no arrangements or understandings between a governor or nominee and any other person pursuant to which he or she has been selected as a governor or nominee. There are no direct family relationships exist between any of the nominees, our governors, officers, or key employees of the Company.

The following table contains certain information with respect to the nominees for election to the board of governors at the 2015 annual meeting:

Name	Age	Year First Became a Governor (if applicable)	Term Expires (if applicable)
Paul Enstad	55	2000	2015
Marten Goulet	35	2012	2015
Rodney Wilkison	60	2006	2015

Biographical Information for Nominees

Paul Enstad - Age 55, At-Large Governor and Chairman of the Board of Governors. Mr. Enstad has served on the board of governors of the Company since its inception. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company, for 15 years until 2011. Mr. Enstad also serves as a governor and the president of Heron Lake BioEnergy, LLC, an SEC-reporting company, and as a director of Agrinatural Gas, LLC, a majority owned subsidiary of Heron Lake BioEnergy, LLC. Mr. Enstad is a member of the executive board for the Company and the executive board for Heron Lake BioEnergy, LLC.

Marten Goulet - Age 35, At-Large Governor. Mr. Goulet was first elected as an at-large governor in 2012. Mr. Goulet is the chief financial officer of Wagner Construction, Inc. Based in International Falls, Minnesota, Wagner Construction, Inc. is an underground utility and site development contractor with operations in Minnesota, North Dakota, Michigan, Arizona, and Canada. Prior to joining Wagner Construction, Inc., Mr. Goulet spent 8 years in the Twin Cities managing banking relationships and providing financial services to companies with annual revenues of $20 million to $1 billion, including construction, manufacturing, wholesaling, and service-related industries. Mr. Goulet received his B.A. in finance from Bemidji State University and his M.B.A. in accounting from the University of St. Thomas in St. Paul. Mr. Goulet also serves as a governor of Heron Lake BioEnergy, LLC, an SEC-reporting company. Mr. Goulet is a member of the audit committee for the Company and an alternate member of the audit committee for Heron Lake BioEnergy, LLC.

Rod Wilkison - Age 60, At-Large Governor, and Vice Chairman of the Board of Governors. Mr. Wilkison was initially appointed to an at-large governor seat in December 2006 and elected as an at-large governor in 2007. Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in agricultural banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a farm business management instructor. Mr. Wilkison also serves as vice-president and as a governor of Heron Lake BioEnergy, LLC, an SEC-reporting company. Mr. Wilkison is a member of and serves as the chairman of the audit committee for the Company and Heron Lake BioEnergy, LLC.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. The three nominees receiving the greatest number of votes will be elected as governors. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THE INCUMBENT NOMINEES FOR ELECTION AS GOVERNORS AT THE 2015 ANNUAL MEETING. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR GOVERNOR, THE PROXIES WILL VOTE FOR THE INCUMBENT NOMINEES.

SECTION III - REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Leslie Bergquist - Age 55, At-Large Governor. Mr. Bergquist was first elected as an at-large governor in 2013. Mr. Bergquist is currently the owner and President of Bergquist Consulting Corporation, performing commercial and agricultural loan reviews and appraisal reviews. He also serves as a farm manager for Fagen Farms, LLC, which is an affiliate of Fagen, Inc., and a bus driver for Bennett & Bennett Transportation, Inc. Prior to founding Bergquist Consulting Corporation in January 2012, Mr. Bergquist served as a senior credit analyst for Forstrom Bancorporation, Inc. from May 2007 through December 2011. He also previously worked at Yellow Medicine County Bank, holding the positions of president, vice president, and director over the course of his tenure. Mr. Bergquist's community involvement includes current and previous involvement with the Minnesota Bankers Association, Minnesota Valley Antique Farm Power and Machinery Association, Granite Falls Kiwanis, Scholarship Yellow Medicine East, Steelesville Cemetery Association, City of Granite Falls Planning Commission, and Granite Falls Lutheran Church. He received his bachelor's degree in agronomy from the University of Minnesota. Mr. Bergquist also serves as a governor of Heron Lake BioEnergy, LLC, an SEC-reporting company, and a director of Agrinatural Gas, LLC, a majority owned subsidiary of Heron Lake BioEnergy, LLC. Additionally, Mr. Bergquist serves on the audit committee and nomination and governance committee for Heron Lake BioEnergy, LLC.

Dean Buesing - Age 62, At-Large Governor and Secretary. Mr. Buesing has served as a governor of the Company since 2009. Mr. Buesing and his brother have been farming near Granite Falls since 1973, raising corn and soybeans. Since 1980, he has served as president of Buesing Farms, Inc. He is also president of Buesing-Buesing, LLC, which is a farming operation formed in 2006. In 2007, Buesing Ag Partnership was formed, in which he is a partner with his brother and nephew. Mr. Buesing was a director of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, Minnesota from 1998 until 2002 when it was bought by Archer Daniels Midland. While a director of Minnesota Corn Processors, LLC, he also served on the long range planning and development committee. From 2007 to 2011, Mr. Buesing served as a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was also a director and treasurer of Yellow Medicine Soybean Growers. He is also currently a member of the Minnesota Soybean and Corn Growers Associations. Mr. Buesing also serves as a governor of Heron Lake BioEnergy, LLC, an SEC-reporting company. Mr. Buesing is a member of the executive board and nominating committee for the Company.

Myron D. Peterson - Age 70, At-Large Governor. Mr. Peterson was elected to the board of governors as an at-large governor in March 2010. From 2002 until his election as an at-large governor, he served as our alternate at-large governor to act in the absence of an at-large governor. Mr. Peterson farms with his four brothers and their families in a family farm partnership called Peterson Partners established in 1972, growing approximately 3,300 acres of corn and soybeans in western Renville County, Minnesota. He served nine years as a director of the Minnesota Corn Growers Association Board. In 2003, he became a director of the Minnesota Corn Research and Production Council. Mr. Peterson has been a supervisor for Hawk Creek Township for the past 35 years and County Township secretary-treasurer for Renville County for 32 years. Mr. Peterson is a member of the nominating committee for the Company.

Kenton Johnson - Age 26, At-Large Governor. In April 2013, Fagen, Inc. appointed Mr. Johnson to fill its appointed seat on the board of governors and was elected as an at-large governor in March 2014. Mr. Johnson currently raises corn and soybeans with his father south of Granite Falls, Minnesota. In May of 2007, Mr. Johnson started managing his own farming operation. In August of 2009, Mr. Johnson became chief executive officer and shareholder of Prairie View Farms, Inc. Prairie View Farms has been a family owned and operated farming business since 1990. Mr. Johnson is a member of the Minnesota Corn Growers Association and the Minnesota Soybean Growers Association. Mr. Johnson served on the board at Heron Lake BioEnergy, LLC, an SEC-reporting company, from 2011 to 2013. He also serves on the board of Bushmills Ethanol, Inc. He is a member of YME Hoops Club and Granite Falls Lutheran Church. Mr. Johnson received his B.S. in Agriculture Business Management from Southwest Minnesota State University. Mr. Johnson also serves as an alternate governor of Heron Lake BioEnergy, LLC. Mr. Johnson is a member of the nominating committee for the Company.

Bruce LaVigne - Age 64, At-Large Governor. Mr. LaVigne was first elected as an at-large governor in March 2014. Mr. LaVigne manages 2,800 acres of commercial timber production lands in northern Minnesota. He serves as retiring chief executive officer of Lac Seul Airways, Ltd and chief executive officer of 972974 Ontario Limited, a private equity mining and real estate company. He also serves as chairman of 1009167 Ontario Limited, a private investment holding company, vice president of Boundary Waters Land and Timber, a private equity Minnesota real estate development and timber production company, and managing director of Red Lake Resources Ltd, an Ontario private equity mineral exploration company. Mr. LaVigne holds a private pilot license and a commercial Canadian pilot license. Mr. LaVigne is a member of the nominating committee for the Company.

Michael Lund - Age 48, At-Large Governor. Mr. Lund was first elected as an at-large governor in March 2014. Mr. Lund is co-owner of Stony Run Farms, a 2,800 acre corn and soybean farm near Montevideo. He also owns West Central Seeds, Inc., a sales agency for Pioneer Hi-Bred. He previously worked as an agronomist for Golden Harvest Seed Company. He serves as director and secretary of Leenthrop Farmers Mutual Insurance Company. He is also president of the Congregation of Our Saviors Lutheran Church. Mr. Lund earned his B.S. decree in agronomy and ag economics at the University of Minnesota, St. Paul, and he earned his master's degree in corn and soybean production at the University of Wisconsin, Madison. Mr. Lund is a member of the nominating committee for the Company.

Martin Seifert - Age 42, Alternate At-Large Governor. Mr. Seifert was appointed as the Company’s alternate at-large governor in May 2011. Since December 2014, Mr. Seifert has been employed as a government relations consultant with Flaherty & Mood, P.A. of St. Paul, Minnesota. Mr. Seifert previously served as the executive director of the Avera Marshall Foundation at Avera Marshall Regional Medical Center from October 2010 to December 2013. Mr. Seifert has also been a realtor with Real Estate Retrievers since 2010. Prior to joining the Avera Marshall Foundation and Real Estate Retrievers, Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011 and served as minority leader in the Minnesota House of Representatives from 2006 to 2009. Mr. Seifert graduated from Southwest Minnesota State University in 1995. Mr. Seifert currently resides in Marshall, Minnesota. Mr. Seifert also serves as an alternate governor of Heron Lake BioEnergy, LLC, an SEC-reporting company.

Biographical Information on Executive Officers

Steve Christensen - Age 57, Chief Executive Officer. Mr. Christensen joined the Company in April 2012 as chief executive officer and general manager. From 2005 through December 2011, Mr. Christensen was chief executive officer and general manager of Western Wisconsin Energy, LLC, which owned and operated an ethanol plant in Boyceville, Wisconsin until its purchase by Big River Resources in December 2011. Mr. Christensen also has a family farm operation with his brother in southwest Iowa. Mr. Christensen holds a B.S. degree in animal science from Iowa State University and has completed some post graduate work in business. Mr. Christensen also serves as the chief executive officer of Heron Lake BioEnergy, LLC, a position he has held since July 31, 2013, pursuant to the Company's management services agreement with Heron Lake BioEnergy, LLC.

Stacie Schuler - Age 42, Chief Financial Officer. Ms. Schuler joined the Company in July 2005 as chief financial officer and controller. Ms. Schuler worked for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota. Ms. Schuler also serves as the chief financial officer of Heron Lake BioEnergy, LLC, a position she has held since July 31, 2013, pursuant to the Company's management services agreement with Heron Lake BioEnergy, LLC.

Eric Baukol - Age 32, Risk Manager. Mr. Baukol joined the Company in June 2010 as risk manager. Prior to joining the Company, Mr. Baukol was employed as a market analyst for Country Hedging, Inc. (now CHS Hedging), a farm marketer for Cargill, and as a location manager for Canby Farmers Grain.  Mr. Baukol holds a B.S. degree in agricultural education from the University of Wisconsin-River Falls and a master’s degree in business administration from Southwest Minnesota State University. Mr. Baukol also serves as the risk manager of Heron Lake BioEnergy, LLC, a position he has held since July 31, 2013, pursuant to the Company's management services agreement with Heron Lake BioEnergy, LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 27, 2015, the following beneficial owners owned or held 5% or more of our outstanding membership units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Glacial Lakes Energy, LLC 301 20th Avenue SE Watertown, SD 57201	5,004 Membership Units	16.35%
Membership Units	Fagen, Inc. 501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241	3,925 Membership Units	12.82%

SECURITY OWNERSHIP OF MANAGEMENT AND NOMINEES

As of our fiscal year ended October 31, 2014, we had no equity compensation plan in place and accordingly none of our governors or our executive officers have received our membership units or options to purchase such units as compensation.

As of February 27, 2015, members of our board of governors, nominees to our board of governors and executive officers own membership units as follows:

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Membership Units	Leslie Bergquist(1)	15	units	*	%
Membership Units	Dean Buesing(2)	635	units	2.07%
Membership Units	Steve Christensen	0	units	*	%
Membership Units	Paul Enstad(3)	125	units	*	%
Membership Units	Marten Goulet(4)	50	units	*	%
Membership Units	Kenton Johnson	10	units	*	%
Membership Units	Bruce LaVigne(5)	500	units	1.63%
Membership Units	Michael Lund	10	units	*	%
Membership Units	Myron Peterson(6)	60	units	*	%
Membership Units	Stacie Schuler	5	units	*	%
Membership Units	Martin Seifert	0	units	*	%
Membership Units	Rod Wilkison	62	units	*	%
	TOTAL	1,472	units	3.7%

(*)	Indicates less than 1% ownership.
1	Does not include units owned by Fagen, Inc., an affiliate of Fagen Farm, LLC, which is an employer of Mr. Bergquist.
2
Includes 287 units owned directly through Dean J. Buesing Revocable Living Trust and 348 units owned indirectly through Barbara J. Buesing Revocable Living Trust with his wife. 550 of these units are pledged as security.

3	Includes 20 units owned by the Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.
4	Includes 10 units owned indirectly through Jasper Gerald Goulet, Marten Goulet’s son.
5	Includes 500 units owned directly by Mr. LaVigne's spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2014.

BOARD OF GOVERNORS' MEETINGS AND COMMITTEES

The board of governors generally meets once per month. The board of governors held twelve regularly scheduled meetings during the fiscal year ended October 31, 2014. All governors attended at least 75% of the aggregate of all meetings of the board of governors and all committees of the board on which such governor served during the fiscal year ended October 31, 2014.

The board of governors does not have a formalized process for holders of membership units to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors are listed on the Company's website at www.granitefallsenergy.com.

The board of governors does not have a policy with regard to governors' attendance at annual meetings. Last year all of our governors attended the Company's annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Board Leadership Structure

The Company is managed by a chief executive officer that is separate from the chairman of the board. Separation of the two offices is not mandated by the Company’s corporate governance guidelines or its operating and member control agreement. The board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the board.

Board's Role In Risk Oversight

The board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee. In some cases, risk oversight is addressed as part of the full board’s engagement with the chief executive officer and management. In other cases, a board committee is responsible for oversight of specific risk topics. The audit committee oversees risks related to internal control over financial reporting, the risk management committee oversees risks related to commodity prices and instruments, and the compensation committee reviews the Company’s compensation policies, programs and procedures and oversees risks and relevant risk controls related to the Company’s compensation policies, programs and procedures, including the incentives they create.

Committees of Our Board of Governors

During fiscal 2014, our board of governors had four standing committees: the audit committee, compensation committee, nominating committee and risk management committee.

Audit Committee. The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered public accounting firm to review and discuss our financial reporting and our controls respecting accounting. The audit committee consists of Messrs. Rodney Wilkison (chairman), Leslie Bergquist and Marten Goulet.

Compensation Committee. The board of governors' three member non-employee executive board serves as our compensation committee. The executive board is responsible for discharging the board of governors’ responsibilities relating to compensation of our Company’s executive officers. The executive board has the authority to approve and make recommendations to the board with respect to the compensation of the chief executive officer of the Company and evaluates the chief executive officer’s performance in light of his goals and objectives, as determined by the executive board. The executive board consults with the chief executive officer with respect to compensation for the Company’s other executives and the chief executive officer may be present at meetings for deliberations on other executive officer compensation, but he may not vote. The executive board consists of Messrs. Paul Enstad (chairman), Rodney Wilkison, and Dean Buesing.

Nominating Committee. The nominating committee is responsible for identifying individuals qualified to become board members and recommending to the board of governors the governor nominees to be considered for election by members and for election by the board of governors to fill any vacancy or newly created governorship. The nominating committee consists of Messrs. Dean Buesing, Kenton Johnson, Bruce LaVigne, Michael Lund, Myron Peterson and Lee Uldbjerg (chairman).

Risk Management Committee. The risk management committee’s function is to assist the board of governors in assessing and managing the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with or produced as a result of our production of ethanol. The risk management committee consists of Steve Christensen, our chief executive officer, and Eric Baukol, our Risk Manager.

Code of Ethics

The board of governors has adopted a code of ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The code of ethics applies to all of our employees, officers, and governors, including our chief executive officer and chief financial officer. The code of ethics is available free of charge on written request to Granite Falls Energy, LLC, 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.

Governor Independence Standards

In determining independence, the board reviews whether governors have any material relationship with the Company. The board considers all relevant facts and circumstances. In assessing the materiality of a governor's relationship to the Company, the board considers the issues from the governor's standpoint and from the perspective of the persons or organizations with which the governor has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent governor must not have any material relationship with the Company, directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.

During our 2014 fiscal year, all of our governors and governor nominees were independent, as defined by NASDAQ Rule 5605(a)(2).

Audit Committee

The audit committee of the board of governors operates under a charter adopted by the board of governors in the Fall of 2005. Our audit committee charter is available on our website at www.granitefallsenergy.com. Under the charter, the audit committee must have at least three members. The audit committee consists of Messrs. Wilkison (chairman), Bergquist and Goulet.

The audit committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. However, our audit committee charter requires a majority of our committee members to be independent. All of the members of our audit committee are independent under the definition provided in our audit committee charter and the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2).

Mr. Wilkison serves as our audit committee financial expert. Mr. Wilkison's experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the audit committee's financial expert.

The audit committee held four meetings during the fiscal year ended October 31, 2014.

Audit Committee Report

This is a report of the audit committee of the board of governors of the Company for the fiscal year ended October 31, 2014. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company's financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The audit committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended October 31, 2014. The audit committee has discussed with Boulay PLLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received and reviewed the written disclosures and the letter to management from Boulay PLLP, as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with the independent accountants the independent accountants' independence. The audit committee has considered whether the provision of services by Boulay PLLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, are compatible with maintaining Boulay PLLP's independence and concluded that the provision of such services is compatible with maintaining Boulay PLLP's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2014.

Audit Committee
Rodney Wilkison, Chair
Leslie Bergquist
Marten Goulet

Independent Registered Public Accounting Firm

The audit committee selected Boulay PLLP, as independent registered public accountants for the fiscal year November 1, 2014 to October 31, 2015. A representative of Boulay PLLP, is expected to be present at the 2015 annual meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay PLLP) to the Company for the fiscal year ended October 31, 2014, and fiscal year ended October 31, 2013 are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2014	$116,000
	2013	$124,000
Tax Fees(2)	2014	$17,000
	2013	$16,000
All Other Fees(3)	2014	$45,000
	2013	$37,000

(1)
The audit fees were incurred for the audit of the Company's annual consolidated financial statements included within Form 10-K and review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q, as well as services in connection with other statutory and regulatory filings or engagements for the fiscal years ended October 31, 2014 and 2013.

(2)	The tax fees were billed for services rendered for tax compliance. The nature of the services comprising the tax fees was for year-end tax preparation of the partnership return and associated K-1's.

(3)	The other fees were billed for services rendered for the Renewable Identification Number (RINs) agreed-upon procedures as well as other financial, tax, and operational related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Audit Committee Pre-Approval Policies

We have adopted pre-approval policies and procedures for the audit committee that require the audit committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the audit committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full audit committee meeting. The audit committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the audit committee’s responsibilities to our management. Under the policies and procedures, the audit committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2014 were pre-approved by the audit committee or a member of the committee before Boulay PLLP was engaged to render the services.

Nominating Committee

The nominating committee operates under a charter adopted by the board of governors in August 2007. In May 2013, we amended our nominating committee charter to eliminate the requirement that the committee include at least two members that had served on the nominating committee during the previous nominating committee cycle. Under the amended charter, the nominating committee must consist of at least four members and may not have more than one member who is not a governor of the Company. Our nominating committee charter is available on our website at www.granitefallsenergy.com.

Messrs. Buesing, Johnson, LaVigne, Lund, Peterson and Uldbjerg currently serve as the Company's nominating committee. The chairperson of the nominating committee is Mr. Uldbjerg, who is the principal of Uldbjerg Consulting LLC and not a member of our board of governors.

The nominating committee has the authority to engage consultants, and since 2013, has engaged the Uldbjerg Consulting LLC to help identify and evaluate potential governor nominees. As part of the engagement, Uldbjerg Consulting LLC agreed to provide the services of Mr. Uldbjerg as nominating committee chair and that he would attend all meetings of the Company's nominating committee and attend board of governor meetings as requested by our board. In exchange for these services, we agreed to pay Uldbjerg Consulting LLC $250 per each nominating meeting attended by Mr. Uldbjerg plus travel expenses and mileage at IRS approved rates. For fiscal year 2014, we paid Uldbjerg Consulting LLC a total of approximately $1,801 and additional $321 subsequent to the end of the 2014 fiscal year for his services on our nominating committee.

The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is independent under the NASDAQ definition of independence. In addition, our nominating committee charter requires at least one of our committee members to be independent. Each member of our nominating committee is independent under our nominating committee charter.

Our nominating committee held five meetings for the purpose of selecting nominees for the election of governors at the 2015 annual meeting. Each of our nominating committee members attended at least 75% of the nominating committee meetings. Mr. Uldbjerg attended all meetings.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the board of governors the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of governors;

•	Establish criteria and qualifications for membership to the board of governors;

•	Identify and evaluate potential governor nominees;

•	Fill vacancies on the board of governors; and

•	Recommend nominees to the board of governors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidate's integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

Pursuant to the nominating committee's charter, the nominating committee may consider potential governor candidates recommended by members. Company members may submit recommendations for candidates to the Chairman of the nominating committee. All nominations must be submitted in writing along with a completed nominee questionnaire which includes the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. All member recommendations for the election of governors at the 2016 annual meeting must be received by the Company no later than November 4, 2015.

The nominating committee of the board of governors has nominated Paul Enstad, Marten Goulet and Rodney Wilkison as nominees for the 2015 annual board of governors' election. Each of these nominees are incumbent governors.

Compensation Committee

The board of governors has not established a committee specifically entitled “compensation committee”. Rather, the executive board serves as the Company's compensation committee. The executive board does not operate under a charter. The executive board carried out its function as a compensation committee during three meetings held in the fiscal year ended October 31, 2014.

The executive board has the overall responsibility for approving and evaluating the Company's governor and executive compensation plans, policies and programs. Neither the Company nor the executive board has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate.

The executive board is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. As discussed above, all of our governors are independent as defined by NASDAQ Rule 5605(a)(2).

For additional information on the responsibilities and activities of the executive board, including the process for determining executive compensation, see the section of this proxy statement entitled "COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS - Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

None of the members of the executive board is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officer.

MEMBER PROPOSALS FOR 2016 ANNUAL MEETING

We currently intend to hold our 2016 annual meeting during the last half of March 2016. Under the rules of the SEC, including Rule 14a-8 of the Securities Exchange Act of 1934, any member proposal to be considered by us for inclusion in the proxy material for the 2016 annual meeting must be received by the Secretary of the Company, 15045 Highway 23 S.E., Granite Falls, MN 56241-0216, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2016 annual meeting of members to the Company by October 31, 2015. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met. Proposals submitted later than October 31, 2015 will be considered untimely and will not be included in our proxy statement for the 2016 annual meeting. We suggest that any proposal be submitted by certified mail - return receipt requested.

Pursuant to our nominating committee charter, members of the Company may submit recommendations for governor candidates to the chairman of the nominating committee. All such nominations must be submitted in writing to Nominating Committee at Granite Falls Energy, LLC, 15045 Hwy 23 SE, P.O. Box 216, Granite Falls, MN 56241. Such submissions should include the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate.

For candidates to be considered for election at the 2016 annual meeting, the recommendation must be received by the Company by November 1, 2015. Candidates properly submitted by members of the Company or members of the nominating committee will be considered in the same manner as those submitted by third-party search firms to the nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below or "SECTION III - REQUIRED INFORMATION, COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS", we have not entered into any transaction since the beginning of fiscal year 2014 and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. The term “related person” as defined in Item 404(a) of Regulation S-K refers to our directors, executive officers, holders of more than 5% of our outstanding units and the immediate family members of any of those persons. No direct family relationships exist between any of the governors of the board, officers, or key employees of the Company.

Corn Storage and Grain Handling Agreement

In October 2003 we entered into, and subsequently renegotiated in 2009, a corn storage and grain handling agreement with Farmers Cooperative Elevator Company, one of our members. We purchase all of our corn from Farmers Cooperative Elevator Company. The price at which we purchase our corn is the bid price the member establishes for the plant plus a per bushel procurement fee. During the fiscal year ended October 31, 2014, we purchased approximately $82,955,000 worth of corn from Farmers Cooperative Elevator Company for use in our operations. Farmers Cooperative Elevator Company owns a total of 650 units.

Related Party Transaction Approval Policy

During fiscal year 2014, we had no written related-party transaction policy. However, our operating and member control agreement requires that all future transactions with related persons will be no less favorable to us than those generally available from unaffiliated third parties and that all such related party transactions must be approved by a majority of the disinterested governors.

COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

Steve Christensen is currently serving as our Chief Executive Officer and has served in that position since April 2012. Our prior Chief Executive Officer, Tracey Olson, served in that position through February 2012. Wayne Gordon served as our interim CEO from February 2012 through April 2012. Stacie Schuler is our Chief Financial Officer. Eric Baukol is our Risk Manager. Throughout this proxy statement, the individuals who serve as our Chief Executive Officer, Chief Financial Officer, and Risk Manager are referred to as the “executive officers”.

Our three-member executive board serves as the Company's compensation committee for the fiscal year ended October 31, 2014. The executive board has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive board ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

The executive board:

(1)	establishes and administers a compensation policy for the executive officers;

(2)	reviews and approves the compensation policy for all of our employees other than the executive officers;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans;

(5)	approves awards to employees pursuant to our incentive compensation plans; and

(6)	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

All of the executive board's actions are reported to the board and, where appropriate, submitted to the board for ratification. In determining the Chief Executive Officer's compensation, the executive board considers evaluations prepared by the governors. From time to time, the executive board may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for other executive officers and to fulfill administrative duties.

In setting compensation, the executive board took into account the member vote at our 2014 annual meeting called the "Say-on-Pay" proposal, where the members overwhelmingly voted to endorse the Company's system of compensating its executive officers. We currently anticipate that we will present the next "Say-on-Pay" proposal to our members at our 2017 annual meeting and anticipate that the next advisory vote as to frequency of the "Say-on-Pay" will occur at our 2017 annual meeting.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The executive board is responsible for determining the nature and amount of compensation for the Company's executive officers. The executive board receives input from the Chief Executive Officer on the personal performance achievements of the executive officers and management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each executive officer and manager. In addition, the Chief Executive Officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executive officers and management employees who report to him, which the committee considers when making executive compensation decisions.

The executive board does its own performance review of the Chief Executive Officer. The executive board annually evaluates the performance of our Chief Executive Officer in light of the Company's goals and objectives and determines and approves the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the executive board will consider all relevant factors, including the Company's performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Chief Executive Officer is not present at executive board level deliberations concerning his compensation.

Compensation Elements

Generally the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees. For fiscal year 2014, the principal components of our compensation for executive officers included:

•	base salary;

•	incentive cash bonuses; and

•	perquisites and other personal benefits.

We expect that the principal components of compensation for any executive officer who may be hired in 2015 will be comprised of the same principal components. We have entered into employment agreements with Mr. Christensen (our CEO), Ms. Schuler (our CFO), and Mr. Baukol (our Risk Manager). These components have been included in the employment agreements with our executive officer, as well as in Company policies.

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

Our Chief Executive Officer's bonus is dependent on our profitability. If our net profits are less than $10 million, then no bonus is paid. If our net profits are $10 million or more, then our current Chief Executive Officer is entitled to a bonus equal to one quarter of one percent of the amount of net profits. The bonus is generally to be assessed as of the end of our fiscal year on October 31, 2014. As of the end our 2014 fiscal year, our board approved a bonus of $121,935 payable to our Chief Executive Officer under the bonus plan.

In addition to the base salaries, our executive officers may receive bonuses in the discretion of our board. We believe that the bonuses paid to our employees are reasonable and well-justified. During our 2014 fiscal year, our board of governors awarded a bonus of $21,038 to our Chief Financial Officer, and a bonus of $18,295 to our Risk Manager. Each of the foregoing bonuses were attributable to performance during our 2014 fiscal year.

Employment Agreements with Executive Officers

We entered into employment agreements with our Chief Executive Officer, Chief Financial Officer and Risk Manager. The term of these employment agreements commenced on October 31, 2014 and continues until terminated by the executive officer or the Company upon thirty days written notice.

The employment agreements provide for an initial base salary which is subject to review and adjustment on an annual basis by the board of governors. However, the executives are each entitled to twelve months continued salary and paid health care benefits in the event of their dismissal by the Company without cause with such amounts to be reduced by any salary earned in and health care benefits provided by other employment during that period. If the employee voluntarily terminates his or her employment or is terminated for "cause" by the Company, the employee has no right, and Company has no obligation, to continue salary or health insurance benefits after the date of termination. In addition, we may terminate the employment agreements upon sixty days notice and payment of twelve months salary in the event of certain change in control events which include the sale of substantially all of the Company's assets, the sale of a majority of the Company's outstanding membership units and the merger or consolidation of the Company with another.

The employment agreements prohibit the executive officers from competing with the Company within thirty miles of the Company's facility during the term of the employment agreements and for one year thereafter. The employment agreements also restrict the executive officers from disclosing certain Company information, interfering with the Company and soliciting customers, suppliers or past or present employees of the Company in connection with a competitive business operating within thirty miles of the Company's facility.

Potential Payments upon Termination or Change in Control

If our Chief Executive Officer would have been dismissed without cause on October 31, 2014, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an twelve month period of approximately $205,000 pursuant to our employment agreement with the Chief Executive Officer. If our Chief Financial Officer would have been dismissed without cause on October 31, 2014, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an twelve month period of $140,000 pursuant to our employment agreement with the Chief Financial Officer. If our Risk Manager would have been dismissed without cause on October 31, 2014, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an twelve month period of $120,000 pursuant to our employment agreement with the Risk Manager.

Assuming that our Chief Executive Officer would have been dismissed due to a change in control event on October 31, 2014, the Company estimates that it would have paid a lump sum in the amount of $205,000. Assuming that our Chief Financial Officer would have been dismissed due to a change in control event on October 31, 2014, the Company estimates that it would have paid a lump sum in the amount of $140,000. Assuming that our Risk manager would have been dismissed due to a change in control event on October 31, 2014, the Company estimates that it would have paid a lump sum in the amount of $120,000.

Perquisites and Other Personal Benefits

We have traditionally provided named executive officers with perquisites and other personal benefits that the executive board believes are reasonable and consistent with our overall compensation program and are provided to all employees. Except for a Company-owned vehicle provided to Mr. Christensen, our Chief Executive Officer, we do not provide any material executive perquisites. The executive board believes that the use of a Company-owned vehicle, including all costs incurred in the use of the vehicle, are consistent with market practices and necessary for him to effectively serve as the chief executive officer of the Company.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The executive board has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the board of governors determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Executive Board,
Paul Enstad, Chair
Rodney Wilkison
Dean Buesing

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company to our executive officers during the fiscal years ended October 31, 2014, 2013, and 2012, respectively. As of February 27, 2015, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)(2)(3)(4)	Total
Steve Christensen, CEO	2014	$190,780	$121,935	$19,202	$331,917
	2013	$155,736	$20,000	$18,164	$193,900
	2012	$90,596	$—	$6,602	$92,500
Wayne Gordon, Former Interim CEO	2012	$23,700	$—	$4,947	$28,647
Tracey Olson, Former CEO	2012	$44,854	$37,000	$27,482	$109,336
Stacie Schuler, CFO	2014	$115,038	$21,038	$4,962	$141,038
	2013	$95,950	$18,910	$5,548	$120,408
	2012	$87,454	$8,254	$3,959	$99,667
Eric Baukol, Risk Manager	2014	$96,363	$11,207	$7,396	$114,966
	2013	$81,514	$17,470	$4,563	$103,547
	2012	$72,726	$6,985	$2,163	$81,874

(1)
Mr. Christensen's other compensation includes compensation related to paid time off and vacation ($15,000 in fiscal year 2014, $13,962 in fiscal year 2013, $1,904 in fiscal year 2012) and personal use of a company vehicle ($4,202 in fiscal year 2014, $4,202 in fiscal year 2013, and $4,698 in fiscal year 2012).

(2)	Mr. Gordon's other compensation includes expense reimbursements.

(3)	Mr. Olson's other compensation includes compensation related to paid time off and vacation ($25,369 in fiscal year 2012) and personal use of a company vehicle ($2,113 in fiscal year 2012).

(4)	Other compensation for Ms. Schuler and Mr. Baukol includes compensation related to paid time off and vacation.

Governor Compensation

In April 2012, our board of governors approved the Company's current governor compensation policy. The policy provides for payment to governors of a monthly stipend plus a fee based on attendance at board and committee meetings.

For Fiscal Year 2014, the governors have received the following compensation:

Governor	Fiscal Year	Fees Earned or Paid in Cash(1)($)	Additional Compensation(2) ($)	Total Compensation ($)
Paul Enstad	2014	$22,750	$1,634	$24,384
Rodney Wilkison	2014	$17,875	$777	$18,652
Dean Buesing	2014	$22,125	$880	$23,005
Marten Goulet	2014	$17,000	$7,005	$24,005
Leslie Bergquist	2014	$16,000	$449	$16,449
Myron Peterson	2014	$15,250	$407	$15,657
Kenton Johnson	2014	$13,875	$694	$14,569
Bruce LaVigne	2014	$10,000	$426	$10,426
Michael Lund	2014	$10,125	$25	$10,150
Mary Seifert	2014	$13,750	$179	$13,929
David Thompson	2014	$5,125	$158	$5,283
Shannon Johnson	2014	$3,875	$668	$4,543

(1)
Includes a monthly stipend plus a fee based on attendance at board and committee meetings. We currently pay our governors as follows: $1,000 per month for meetings attended in-person plus an additional $250 per meeting for meeting participation whether in person or by conference call. We also pay $250 for additional meetings of greater than one-half day in length; $125 for attending meetings less than one-half day in length; and $125 for attendance at meetings by conference call. We pay $500 per month to the Chairman and Secretary of the board and $500 per quarter to audit committee members.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the board of governors.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2014, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-K upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 27, 2015. The 2014 annual report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC's internet site (www.sec.gov). Information about us is also available at our website at www.granitefallsenergy.com, under “SEC Compliance,” which includes links to reports we have filed with the Securities and Exchange Commission.

Granite Falls Energy, LLC	MEMBER NAME
2015 Annual Meeting - Thursday, March 26, 2015	NUMBER OF UNITS
For Unit Holders as of February 27, 2015	TELEPHONE NUMBER
Proxy Solicited on Behalf of the Board of Governors
Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card

4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson & Associates, PLLP, Attention: Christina Boike at 302 SW 5th St, Willmar, MN 56201. It must be received by Christianson & Associates no later than 5:00 p.m. on Tuesday, March 24, 2015.

PROPOSAL ONE: ELECTION OF THREE GOVERNORS You may vote for three (3) nominees by marking the “FOR” boxes.
	For	Abstain
Paul Enstad	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Marten Goulet	☐	☐
Rodney Wilkison	☐	☐

By signing this proxy card, you appoint Paul Enstad and Rod Wilkison, jointly and severally, each with full power of substitution, as proxies to represent you at the 2015 annual meeting of the members to be held on Thursday, March 26, 2015, at the Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota, and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:00 a.m. The 2015 annual meeting will commence at 9:00 a.m. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Meeting. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 24, 2015, or by submitting the proxy card in person when registering at the 2015 annual meeting. If you do not mark any boxes, your units will be voted FOR all nominees with respect to Proposal 1. If you choose only one or two nominees, then the proxy will vote your units only for the nominee(s) you chose. If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN for a candidate, your votes will not be counted with respect to the candidate for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2015 annual meeting. You may revoke your proxy by: (1) Voting in person at the 2015 annual meeting; or (2) Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 24, 2015.

Signature:	Signature:
Date:	Date:

Please date and sign exactly as name(s) appear(s) on your membership unit certificate(s). If membership units are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the member is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).

ANNUAL MEETING RSVP
☐	Yes. I/We plan to attend the March 26, 2015 annual meeting at the Prairie's Edge Casino Resort in Granite Falls, MN.
☐	No, I/We will not be able to attend the meeting.